Exhibit 99.1

PDS Biotechnology to Present at the World Vaccine & Immunotherapy Congress West Coast 2019

Princeton, NJ, November 25, 2019 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immuno-oncology company developing multiple therapies based on the Company’s proprietary Versamune® T-cell activating technology, today announced that Lauren V. Wood, M.D., Chief Medical Officer of PDS Biotechnology, has been selected to deliver an oral presentation on the Company’s novel T-cell activating immunotherapy platform, Versamune®, at the World Vaccine & Immunotherapy Congress West Coast 2019, taking place on December 2-5, 2019 in San Francisco, CA.

Details for the presentation are below:

Presentation Title: Versamune®: A Novel T-cell Activating Immunotherapy Platform
Topic: Engaging T-Cells, Cancer Antibodies, and Combinations
Presenter: Dr. Lauren V. Wood, Chief Medical Officer, PDS Biotechnology
Date: Wednesday, December 4, 2019
Time: 3:00pm PST

The Versamune® platform is PDS Biotech’s proprietary, synthetic lipid-based T-cell activating platform, which works by facilitating several critical immunological pathways. Versamune’s® mechanism of action involves the effective cross-presentation of tumor antigens via the MHC Class I and Class II pathways to prime tumor-specific CD8+and CD4+ T-cells as well the potent up-regulation of Type 1 interferon genes within the lymph nodes, promoting effective T-cell migration, activation and proliferation. These mechanisms promote strong in-vivo induction of polyfunctional tumor-targeting CD8+ killer T-cells. Versamune’s® activation specifically of type 1 interferons coupled with the lack of significant systemic cytokine release results in a highly favorable safety profile that has potential uses in combination with checkpoint inhibitors and other therapeutic agents. In a phase 1 human clinical trial PDS Biotechnology’s lead Versamune®-based immunotherapy exhibited potent antigen-specific CD8+ T-cell induction with an average of over 20-fold increase in the blood circulation within 14 days of treatment.  The strong T-cell induction also resulted in complete regression of lesions in the majority of treated cervical intraepithelial neoplasia (CIN) patients. The ability to induce high levels of CD8+ killer T-cells in vivo has resulted in potent synergy with checkpoint inhibitors in preclinical studies. Upcoming phase 2 clinical trials to confirm the unique synergy will also be presented.

About PDS Biotechnology

PDS Biotechnology is a clinical-stage immuno-oncology company developing multiple therapies based on the Company’s proprietary Versamune® T-cell activating technology platform. The Versamune® platform effectively delivers tumor-specific antigens for in-vivo uptake and processing, while also activating a critical immunological pathway, the type 1 interferon pathway, thus resulting in the production of potent tumor-specific killer T-cells. Using Versamune®, PDS Biotechnology is engineering therapies designed to better recognize cancer cells and break down their defense systems to effectively attack and destroy tumors. PDS Biotechnology’s pipeline combines the Versamune® technology with tumor-specific antigens across several cancer types. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About PDS0101

PDS Biotechnology’s lead candidate, PDS0101, combines the utility of the Versamune® platform with targeted antigens in HPV-expressing cancers. In partnership with Merck and the National Cancer Institute (NCI), PDS Biotechnology is advancing PD0101 to Phase 2 studies in head and neck cancer and in HPV-related advanced cancer.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the ability of the Company to integrate Edge and PDS Biotechnology following the merger; the Company’s ability to protect its intellectual property rights; competitive responses to the completion of the merger; potential adverse reactions or changes to business relationships resulting from the completion of the merger; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the timing for the Company or its partners to initiate the planned clinical trials for its lead assets, PDS0101 and PDS0102; the Company’s interpretation of the results of its Phase 1 trial for PDS0101 and whether such results are sufficient to support additional trials or the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:
Tram Bui / Alexander Lobo
The Ruth Group
Phone: +1-646-536-7035 / +1-646-536-7037
Email: tbui@theruthgroup.com / alobo@theruthgroup.com